UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 20, 2015, the Company held its 2015 Annual Meeting of Shareholders, at which 8,601,281 shares of the Company's common stock, $0.10 par value per share, were represented in person or by valid proxy.  The Company's shareholders took the following actions at the 2015 Annual Meeting:

1.Election of Directors – Shareholders elected C.R. Cloutier, Jake Delhomme, Timothy J. Lemoine, and William M. Simmons to serve as Class I Directors until the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified.  The number of votes cast for each of these individuals is as set forth below:

Director	Shares For	Shares Withheld	Broker Non-Votes
C.R. Cloutier	6,146,344	688,395	1,766,542
Jake Delhomme	6,164,595	670,144	1,766,542
Timothy J. Lemoine	6,055,370	779,369	1,766,542
William M. Simmons	6,054,149	780,590	1,766,542

2.Non-binding advisory resolution approving compensation of the named executive officers - Shareholders approved a non-binding advisory resolution approving the compensation paid to the named executive officers in 2014 as set forth in the Company's proxy statement for the 2015 Annual Meeting. The vote totals were as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
6,638,353	166,891	29,495	1,766,542

3.Ratify the appointment of Porter Keadle Moore, LLC (''PKM'') as the Company's independent registered public accounting firm for the year ending December 31, 2015 - Shareholders ratified the appointment of  PKM as the Company's independent registered public accounting firm for the year ending December 31, 2015 as set forth in the Company's proxy statement for the 2015 Annual Meeting. The vote totals were as follows:

Shares For	Shares Against	Shares Abstained
8,565,780	31,084	4,417

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	May 20, 2015	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer